SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                     Date of Report: August 23, 1994
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                         Page 1 of 4 pages.
            The Exhibit Index appears at Page 4.

Item 5. Other Information Events.

 The following information was included in Deere & Company's press release reporting earnings for the quarter:

 John Deere Capital Corporation's net income was $25.8 million in the third quarter of 1994 compared with $28.6 million in the same period last year. The decrease reflects lower gains from the sale of retail notes and slightly lower financing margins due to a competitive marketplace.

 For the first nine months of 1994, net income was $74.7 million, compared with income of $82.8 million in 1993, excluding the cumulative effect of accounting changes ($79.0 million after the accounting changes). Compared with last year, income for the first nine months of 1994 was unfavorably affected by the impact of a smaller average receivable and lease portfolio caused mainly by the sale of retail notes in 1993, and lower gains related to notes previously sold.

These decreases
 were partially offset by higher securitization and servicing fee income from retail notes
 previously sold but still administered and a lower provision for
credit losses.    The
 average receivable and lease portfolio financed was approximately four percent lower during the first nine months of this year compared with a year ago.

 Total receivable and lease acquisitions increased by 15 percent for the quarter and
 14 percent year-to-date compared with the same periods last year. The higher acquisitions during the first nine months were attributable to increased volumes of retail notes, revolving charge accounts and wholesale receivables. Net credit receivables and leases financed by John Deere Capital
Corporation were $4.134
 billion at July 31, 1994 compared with $3.710 billion one year ago. The increase in the receivable and lease portfolio financed resulted mainly from a higher balance of
 John Deere notes and leases, and revolving charge accounts. Net credit receivables and leases administered, which include receivables previously securitized and sold, amounted to $4.947 billion at July 31, 1994 compared with $4.670 billion at July 31,
 1993.

 Item 7.    Financial Statements and Exhibits.

 (c)    Exhibits

     (99)    Press release and additional information of Deere &
Company.

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By   /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  August 23, 1994

                              EXHIBIT INDEX


                                                  Sequential
 Number and Description of Exhibit                Page Number




 (99)   Press release and additional information


        of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated 24 May 1994 file no. 1-4121).